Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-107507, No. 333-145534 and No. 333-141359) of MDC Partners Inc. and subsidiaries (the “Company”) of our report dated March 7, 2008, relating to the consolidated financial statements and our reports dated March 7, 2008, relating to the financial statement schedule and the effectiveness of MDC Partners Inc.’s internal control over financial reporting which appear in this Form 10-K.

/s/BDO SEIDMAN, LLP

New York, New York
March 7, 2008